UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

288 Grove Street, Suite 388
Braintree, MA 02184

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 21, 2023, Microbot Medical Inc. (the “Company”) announced the appointment of Dr. Juan Diaz-Cartelle, age 48, as the Company’s new Chief Medical Officer (“CMO”). As CMO, Dr. Diaz-Cartelle will lead the development and execution of the clinical strategy of the Company, including its planned clinical trials for the LIBERTY® Endovascular Robotic Surgical System in the U.S., the medical affairs activity, and will be an integral part of the team leading its regulatory process with the FDA and commercial efforts.

Most recently, from May 2022 to November 2023, Dr. Diaz-Cartelle served as the Executive Medical Director at Haemonetics Corporation (NYSE: HAE), where he advised that company on new investments in the cardiovascular space, among other responsibilities. Prior to that, from June 2008 to May 2022, Dr. Diaz-Cartelle served as the Senior Medical Director for the Peripheral Interventional Division (Endovascular and Interventional Oncology) at Boston Scientific Corporation (NYSE: BSX), where he played a pivotal part in the development of global clinical strategy and study oversight, supporting commercial activities and future pipeline development.

Dr. Diaz-Cartelle obtained his medical degree at the University of Navarra (Spain) and completed his specialty as Angiologist and Vascular Surgeon at Hospital General Universitario Gregorio Maranon in Madrid (Spain).

The Company entered into an employment agreement (the “Agreement”), effective as of December 1, 2023, with Dr. Diaz-Cartelle, to serve as CMO on an indefinite basis subject to the termination provisions described in the Agreement. Pursuant to the terms of the Agreement, Dr. Diaz-Cartelle shall receive an annual base salary (the “Base Salary”) of $350,000, which shall be reviewed on an annual basis by the Company’s Compensation Committee (the “Compensation Committee”), which may provide for increases as it may determine, taking into account such performance metrics and criteria of Dr. Diaz-Cartelle and the Company in its sole discretion.

Dr. Diaz-Cartelle shall also be entitled to receive a target annual cash bonus, based on corporate performance factors established and assessed by the Compensation Committee, of up to a maximum amount of 30% of his annual Base Salary.

Dr. Diaz-Cartelle shall be further granted 10-year options to purchase 25,000 shares of common stock of the Company pursuant to the Company’s 2020 Omnibus Performance Award Plan, as amended, which shall have an exercise price per share based on the closing price of the Company’s common stock on the date of grant, expected December 1, 2023, and which shall vest in total over three years. He shall also be entitled to receive additional incentive equity awards on an annual basis at the discretion of the Compensation Committee.

Subject to the terms and conditions of the Agreement, either the Company or Dr. Diaz-Cartelle shall have the right to earlier terminate Dr. Diaz-Cartelle’s employment at any time for any reason or no reason upon at least one month prior written notice.

The Company may terminate the Agreement for “Cause” (as defined in the Agreement) at any time by written notice, subject to Dr. Diaz-Cartelle’s right to cure as provided in the Agreement. Upon Dr. Diaz-Cartelle’s termination of employment for Cause, or if Executive shall terminate without Good Reason (as defined below), Dr. Diaz-Cartelle shall forfeit the right to receive any and all further payments under the Agreement, other than the right to receive any compensation then due and payable to him through to the date of termination.

Dr. Diaz-Cartelle may terminate the Agreement with “Good Reason” (as defined in the Agreement) at any time by written notice, subject to the Company’s right to cure as provided in the Agreement. In the event of the termination of Dr. Diaz-Cartelle’s employment by the Company without Cause or upon Dr. Diaz-Cartelle’s voluntary termination of his employment for Good Reason, (i) all amounts of Base Salary accrued but unpaid as of the termination date shall be paid by the Company within thirty days following the date of termination, (ii) an amount equal to the Base Salary on the date of termination for a period of one month (in the event such termination is on or prior to the one year anniversary of the Agreement) or two months (in the event such termination is subsequent to the one year anniversary of the Agreement) shall be paid by the Company in twelve equal monthly installments, (iii) the dollar value of unused and accrued vacation days shall be paid by the Company; and (iv) applicable premiums (inclusive of premiums for his dependents) shall be paid by the Company pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for twelve (12) months from the date of termination for any benefits plan sponsored by the Company.

The Company may terminate the Agreement as a result of any mental or physical disability or illness which results in (i) Dr. Diaz-Cartelle being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (ii) Dr. Diaz-Cartelle being subject to a permanent or indefinite inability to perform essential functions based on the reasonable opinion of a qualified medical provider chosen in good faith by the Company. Termination will be effective on the date designated by the Company, and Dr. Diaz-Cartelle will be paid any unpaid earned Base Salary, earned target bonus (if any), reimbursement of business expenses and accrued vacation, if any, and benefits through the date of termination.

The Agreement contains customary non-competition and non-solicit provisions pursuant to which Dr. Diaz-Cartelle agrees not to compete and solicit with the Company. Dr. Diaz-Cartelle also agreed to customary terms regarding non-disparagement, confidentiality and ownership of intellectual property.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 21, 2023, the Company issued a press release announcing the appointment of Dr. Diaz-Cartelle as CMO, effective as of December 1, 2023.

The press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement with Juan Diaz-Cartelle, MD
99.1	Press release, dated November 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

	By:	/s/ Harel Gadot
	Name:	Harel Gadot
	Title:	Chief Executive Officer, President and Chairman

Date: November 21, 2023